EXHIBIT 10.5

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT
UNDER THE WENDY'S/ARBY'S GROUP, INC.
2010 OMNIBUS AWARD PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), made as of ____________, 20__, by and between The Wendy's Company (the “Company”) and _________________ (“Award Recipient”):
WHEREAS, the Company maintains the Wendy's/Arby's Group, Inc. 2010 Omnibus Award Plan (the “Plan”) under which the Performance Compensation Subcommittee of the Company's Board of Directors (the “Committee”) may, among other things, award shares of the Company's Common Stock, $.10 par value (the “Common Stock”), to such eligible persons under the Plan as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate; and

WHEREAS, pursuant to the Plan, the Committee has awarded to the Award Recipient a restricted stock award conditioned upon the execution by the Company and the Award Recipient of a Restricted Stock Agreement setting forth all the terms and conditions applicable to such award in accordance with Delaware law.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:
1.DEFINED TERMS: Except as otherwise specifically provided herein, capitalized terms used herein shall have the meanings attributed thereto in the Plan.
2.AWARD OF RESTRICTED SHARES: Subject to the terms of the Plan and this Agreement, the Committee hereby awards to the Award Recipient a restricted stock award (the “Restricted Stock Award”) on ____________, 20__ (the “Award Date”), covering ____________ shares of Common Stock (the “Restricted Shares”).
3.VESTING: Subject to the Award Recipient's continued service on the Board of Directors of the Company, the Restricted Shares shall vest and become nonforfeitable on the earlier of (i) the first anniversary of the Award Date or (ii) the date of the Company's 20__ annual meeting of stockholders (the “Vesting Date”).
4.STOCK CERTIFICATES: The Restricted Shares shall be issued by the Company and shall be registered in the Award Recipient's name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee (including by means of segregated account on the books of the Company's transfer agent) at all times prior to, in the case of any particular Restricted Shares, the Vesting Date. As a condition to the receipt of this Restricted Stock Award, the Award Recipient shall at the request of the Company deliver to the Company one or more stock powers, duly endorsed in blank, relating to the Restricted Shares.
5.TRANSFERABILITY; RIGHTS AS STOCKHOLDER: Prior to the vesting of a Restricted Share, (i) such Restricted Share and the rights to dividends and interest provided under this Agreement shall not be transferable by the Award Recipient by means of sale, assignment, exchange, pledge, or otherwise; provided, however, that the Award Recipient shall have the right to tender the Restricted Share for sale or exchange with the Company's written consent in the event of any tender offer within the meaning of Section 14(d) of the Securities Exchange Act of 1934 and (ii) unless and until such Restricted Share is forfeited pursuant to Section 6 of this Agreement, the Award Recipient shall be entitled to all rights of a stockholder of the Company, including the right to vote the Restricted Share; provided that (i) non-cash dividends and distributions in respect of such Restricted Share shall be held by the Company in escrow and paid to the Award Recipient if and when the Restricted Share vests (and forfeited back to the Company if it does not) and (ii) cash dividends paid in respect of such Restricted Share shall be withheld by the Company and credited to an account on the books of the Company (the “Dividend Account”), and paid to the Award Recipient, along with interest thereon as described in the following sentence, if and when the Restricted Share vests (and forfeited back to the Company if it does not). Each cash dividend credited to the Dividend Account shall earn interest at a floating rate equal to five percent (5%) plus the Base Rate (the aggregate rate referred to as the “Interest Rate”), with the initial Interest Rate being established on the date of the first dividend payment in respect of an unvested Restricted Share following the date hereof, and then subsequently adjusted on the first day of each January, April, July and October thereafter. “Base Rate” shall mean the rate published on the applicable day (or the preceding business day, if such day is not a business day) in the Wall Street Journal for notes maturing three (3) months after issuance under the caption “Money Rates, London Interbank Offered Rates (LIBOR).” Interest shall be calculated based on a 360 day year and credited for the actual number of days elapsed.
6.AWARD RECIPIENT'S DEATH OR DISABILITY: If the Award Recipient's service on the Board of Directors of the Company terminates on account of the Award Recipient's death or Disability, the Restricted Stock Award, to the extent not already vested, shall immediately vest. Upon termination of the Award Recipient's service on the Board of Directors of the Company for any other reason, the Restricted Stock Award, to the extent not already vested, shall be forfeited, unless otherwise determined by the Committee in its sole discretion.
7.BENEFICIARY: The Award Recipient may designate a beneficiary(ies) to receive the stock certificates representing those Restricted Shares that become vested and non-forfeitable upon the Award Recipient's death. The Award Recipient has the right to change such beneficiary designation at will.
8.EFFECT OF CHANGE IN CONTROL: Upon the occurrence of a Change in Control, any unvested Restricted Shares shall be deemed to have become vested and non-forfeitable as of immediately prior to the Change in Control.
9. 83(b) ELECTION: The Award Recipient may make an election pursuant to Section 83(b) of the Code in respect of the Restricted Shares. The Award Recipient shall timely notify the Company of such election and send the Company a copy thereof. The Award Recipient shall be solely responsible for properly and timely completing and filing any such election.
10.IMPACT ON OTHER BENEFITS: The value of the Restricted Stock Award (either on the Award Date or at the time any Restricted Shares become vested and non-forfeitable) shall not be includable as compensation or earnings for purposes of any benefit or incentive plan offered by the Company or any of its subsidiaries.
11.ADMINISTRATION: The Committee shall have full authority and discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Company, the Award Recipient, and any and all interested parties.
12.FUNDING: Dividends and distributions with respect to Restricted Shares, and interest credited thereon, payable under Section 5 of this Agreement to any person, shall be paid directly by the Company. The Company shall not be required to fund or otherwise segregate assets to be used for payment of these amounts under the Plan, and all obligations of the Company with respect to such amounts under the Plan shall remain subject to the claims of its general creditors.
13.RIGHT TO CONTINUED SERVICE AS A DIRECTOR: Nothing in the Plan or this Agreement shall confer on an Award Recipient any right to continue as a member of the Board of Directors of the Company.
14.BOUND BY PLAN: This Agreement shall be subject to the terms and conditions of the Plan.
15.FORCE AND EFFECT: The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any on provision shall have no effect on the continuing force and effect of the remaining provisions.
16.GOVERNING LAW: This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to its conflict of laws principles.
17.SUCCESSORS: This Agreement shall be binding and inure to the benefit of the successors, assigns and heirs of the respective parties.
18.NOTICE: Unless waived by the Company, any notice to the Company required under or relating to this Agreement shall be in writing and addressed to the Secretary of the Company.
19.ENTIRE AGREEMENT: This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.
20.SECTION 409A: The awards under this Agreement are intended to be exempt from Section 409A of the Code as short-term deferrals.
IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

THE WENDY'S COMPANY

By:
Name:
Title:

Award Recipient: